Exhibit 10.26

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (the “Agreement”) is entered into as of June 30, 2023 by and among High Roller Technologies, Inc., a Delaware corporation (the “Company”), Ellmount Interactive A.B., an entity organized under the laws of Sweden (“Ellmount”) and Spike Up Media A.B., an entity formed under the laws of Sweden and wholly owned subsidiary of Ellmount (“Spike Up”, and together with Ellmount, each a “Service Provider”, and collectively, the “Service Providers ”), with reference to the following:

A. Ellmount and Spike Up are controlled by affiliates of the Company.

B. Ellmount and Spike Up provided, and continue to provide, lead generation and other affiliate marketing services (the “Services”) to subsidiaries of the Company (“Subsidiaries”).

C. The Subsidiaries owe approximately $1,499,437 to Ellmount and approximately $3,922,009 to Spike Up, as set forth on Schedule I attached hereto, for the Services provided through June 30, 2023 amounting in the aggregate to approximately $5,421,446 (the “Ellmount/SU Payables”).

D. The parties agree that the Subsidiaries may pay, discharge and extinguish $5 million of the Ellmount/SU Payables (the “Converted Debt”) in exchange for shares of common stock of the Company (the “Debt Conversion Shares”), deemed by the parties to be valued at the amount of the Converted Debt, based upon the conversion rate of the shares as determined in paragraph 1.below (the “Debt Conversion”) and acknowledge that the balance of the Ellmount/SU Payables in the amount of $842,893 (the “ Payables Balance”) will be settled in the ordinary course by cash payments.

E. Principal Shareholders of the Service Providers are beneficially principal shareholders of the Company and the material facts as to relationships and interests of the directors or officers’ and as to the Debt Conversion have been disclosed and are known to the Board of Directors of the Company.

F. Ellmount and SpikeUp have instructed the Company to issue the Debt Conversion Shares in the name of Spike Up.

G. The Board of Directors of the Company, including disinterested directors who have no material direct or indirect financial interest in or with respect to such transaction, has concluded that the Debt Conversion is fair and in the best interests of the Company and its stockholders based upon the terms herein set forth and accordingly have unanimously authorized the Company to enter into, complete and effect the Debt Conversion as herein described.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Issuance of the Debt Conversion Shares. All amounts due under and with respect to the Converted Debt shall be converted into the Debt Conversion Shares at a rate which is the higher of (i) $2 per share or (ii) the price of the Company’s shares determined by an independent 409A valuation (the “Valuation”), made as of June 30, 2023, effective as of that date. Promptly following receipt of the Valuation and determination of the conversion rate, the Company shall instruct its transfer agent to issue the Debt Conversion Shares to the order of Spike Up.

2.  Converted Debt Deemed Paid in Full. Upon tender to SpikeUp of a certificate or certificates evidencing the Debt Conversion Shares in actual or book entry form, the Converted Debt shall be deemed to be discharged and paid in full.

3. Restricted Stock. The Debt Conversion Shares are restricted securities within the meaning of the federal securities laws, have not been registered with the United States Securities and Exchange Commission nor qualified with the securities regulatory authority of any state. The Conversion Shares are subject to restrictions imposed by federal and state securities laws and regulations on transferability and resale, and may not be transferred assigned or resold except as permitted under the Securities Act of 1933, as amended (the “Act”), and the applicable state securities laws, pursuant to registration thereunder or exemption therefrom.

4. Representations of Service Providers. The Company is issuing the Debt Conversion Shares to the order of the Service Providers in reliance upon the following representations made by each Service Provider:

(a) Each of the Service Providers has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement and conversion of the Converted Debt have been duly approved by the Boards of Directors or other requisite authority of each Service Provider.

(b) The execution, delivery and performance of the Agreement by each Service Provider and the consummation of the transactions contemplated hereby, will not, with or without the giving of notice or the passage of time or both: (a) violate the provisions of the corporate charter or bylaws of the Service Provider; or (b) violate any judgment, decree, order or award of any court binding upon any of the Service Providers or will not (c) otherwise prohibit the consummation of any of the transactions contemplated by this Agreement by litigation, statute, rule, regulation, executive order, decree, ruling or injunction enacted, entered, promulgated or endorsed by any governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby.

(c) This Agreement constitutes the valid and legally binding obligations of each Service Provider and are enforceable against Service Providers in accordance with its respective terms.

(d) The Debt Conversion Shares have not been, and may never be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act. Each Service Provided understands that the Debt Conversion Shares are and will be “restricted securities” under applicable United States federal and state securities laws. Each of Service Providers acknowledges that the Company has no obligation to register or qualify the Debt Conversion Shares for resale. Each Service Provider further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Debt Conversion Shares. No public market now exists for the securities of the Company, and no assurances have been given that a public market will ever exist for the Debt Conversion Shares.

5. Company Representations and Covenants. The Service Providers hereby accept payment in full of the Converted Debt for and in exchange of the Debt Conversion Shares in reliance upon the following representations made by the Company:

(a)       The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a material adverse effect on its operations or financial condition.

(b)       The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement and the issuances of the Shares, and conversion of the Debt have been (a) duly approved by the Board of Directors of the Company, and (b) the Shares, when issued pursuant to the Agreement and upon delivery, shall be validly issued and outstanding, fully paid and non-assessable.

(c)       The execution, delivery and performance of the Agreement by the Company and the consummation of the transactions contemplated hereby, will not, with or without the giving of notice or the passage of time or both: (a) violate the provisions of the Certificate of Incorporation or bylaws of the Company; or (b) violate any judgment, decree, order or award of any court binding upon the Company or will not (c) otherwise prohibit the consummation of any of the transactions contemplated by this Agreement by litigation, statute, rule, regulation, executive order, decree, ruling or injunction enacted, entered, promulgated or endorsed by any governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby.

(d)       This Agreement constitutes the valid and legally binding obligations of the Company and are enforceable against the Company in accordance with its respective terms.

(e)       The Debt Conversion Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) nor qualified under the laws of any state or other jurisdiction, and are or will be issued pursuant to a valid exemption from registration. The certificates evidencing the Debt Conversion Shares and any securities issued in respect of or exchange for them, may bear any one or more of the following legends: (a) any legend required by the securities laws of any state to the extent such laws are applicable to the Debt Conversion Shares represented by the certificate containing such legend; and (c) the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY IN ITS SOLE DISCRETION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

6. Miscellaneous.

(a)        Governing Law and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware. The parties agree that all actions and proceedings arising out of or relating directly or indirectly to this Agreement or any ancillary agreement or any other related obligations shall be litigated solely and exclusively in the state or federal courts located in the County of Los Angeles California and that such courts are convenient forums. Each party hereby submits to the personal jurisdiction of such courts for purposes of any such actions or proceedings.

(b)        No modification, variation or amendment of this Agreement (including any exhibit hereto, if any) shall be effective unless made in writing and signed by both parties. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)        Advice of Counsel. Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel. Each party represents and warrants to the other party that in executing this Agreement such party has read this Agreement in its entirety and that such party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

(d)        Due Authorization. Each party to this Agreement hereby represents and warrants to the other party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary action by such party; (ii) the representative executing this Agreement on behalf of such party has been granted all necessary power and authority to act on behalf of such party with respect to the execution, performance and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

(e)        Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument.

(f)        Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by facsimile or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

If to Company:

High Roller Technologies, Inc.
400 South 4th Street, Suite 500-#390

Las Vegas, Nevada 89101
Attention: Chief Executive Officer

If to Ellmount:

[TBS]

If to Spike Up:

[TBS]

All notices, requests and other communications shall be deemed given on the date of actual receipt, delivery or refusal as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address specified above. In case of service by facsimile, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional Person to which all such notices or communications thereafter are to be given.

(g)       Remedies. All remedies afforded to any party by law or contract, shall be cumulative and not alternative and are in addition to all other rights and remedies a party may have, including any right to equitable relief and any right to sue for damages as a result of a breach of this Agreement. Without limiting the foregoing, no exercise of a remedy shall be deemed an election excluding any other remedy.

(h)       Successors and Assigns. The rights, benefits of and obligations under this Agreement shall inure to the benefit of, and be enforceable by the by the respective successors and assigns of the parties.

This Agreement is entered into and effective as of the date first written above.

COMPANY:

High Roller Technologies, Inc.

By:

Matthew Teinert

Chief Financial Officer

SERVICE PROVIDERS:

Ellmount Interactive A.B.

By:

Michael Cribari

Authorized Executive

Spike Up Media A.B.

By:

Michael Cribari

Authorized Executive

SCHEDULE I

Debt Owed to Ellmount Interactive A.B.

Debt Owed to SpikeUp Media A.B. (including subsidiary)